Exhibit 10.28

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of this 13th day of May, 2010, by and among ONCURE HOLDINGS, INC.,  a Delaware corporation (“Holdings”), ONCURE MEDICAL CORP., a Delaware corporation (“Oncure”), and each of the entities identified on Exhibit A hereto (Oncure and such entities referred to herein individually and collectively, as “Borrower”), GENSTAR CAPITAL, LLC, a Delaware limited liability company (“Subordinated Creditor”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as administrative agent (in such capacity, “Agent”) for itself and the other financial institutions or entities from time to time party to the Credit Agreement as lenders (collectively referred to herein as the “Lenders”), and together with Agent, collectively referred to herein as “Senior Secured Parties” and individually referred to herein as a “Senior Secured Party”).

RECITALS

A.            Holdings, as guarantor, Borrower, Agent and the Lenders have entered into that certain Credit Agreement dated as of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which, among other things, Agent and Lenders have agreed, subject to the terms and conditions set forth in the Credit Agreement, to make certain loans and financial accommodations to Borrower.  All of Borrower’s obligations to Agent and Lenders under the Credit Agreement and the other Loan Documents are secured by first priority Liens on and security interests in substantially all of the now existing and hereafter acquired assets of Borrower, Holdings and subject to certain exceptions set forth in the Credit Agreement or other Loan Documents, any future direct or indirect subsidiary of Borrower (each, a “Loan Party” and collectively, the “Loan Parties”) (all collateral, now or hereafter encumbered by the Lien or security interest of any Loan Document, is herein referred to collectively as the “Collateral”).

C.            Subordinated Creditor and Oncure have entered into that certain Advisory Services Agreement dated as of August 18, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 3.2 hereof, the “Management Agreement”) pursuant to which, among other things, Oncure has agreed, subject to the terms and conditions set forth in the Management Agreement, to pay certain management fees to Subordinated Creditor.

D.            As an inducement to and as one of the conditions precedent to the agreement of, Agent and the Lenders to consummate the transactions contemplated by, Senior Secured Parties have required the execution and delivery of this Agreement by Subordinated Creditor, Holdings and Borrower in order to set forth the relative rights and priorities of Senior Secured Parties and Subordinated Creditor under the Senior Loan Documents and the Subordinated Debt Documents (as hereinafter defined).

NOW, THEREFORE, in order to induce Agent and the Lenders to consummate the transactions contemplated by the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby covenant and agree as follows:

1.             Definitions.  Unless defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Credit Agreement, and the following terms shall have the following meanings in this Agreement:

“Bankruptcy Code” shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“Distribution” means, with respect to any indebtedness or obligation, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person, or (c) the granting of any Lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person.

“Enforcement Action” shall mean (a) to take from or for the account of Borrower or any guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by Borrower or any such guarantor with respect to the Subordinated Debt; (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against Borrower or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt, or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, including, without limitation, any judicial proceedings to obtain possession of any premises leased under the Subordinated Debt Documents; (c) to accelerate the Subordinated Debt; (d) to exercise any put option or redemption right or to cause Borrower or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document; (e) to notify account debtors or directly collect accounts receivable or other payment rights of Borrower or any such guarantor; (f) to exercise any self-help remedies available to the Subordinated Creditor in its capacity as a landlord under a lease which constitutes a portion of the Subordinated Debt Documents; or (g) take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of Borrower or any such guarantor including the Collateral.

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

“Permitted Subordinated Debt Payments” means payments of regularly scheduled payments of the (a) Management Fee referred to in the Management Agreement, (b) Advisory Fee referred to in the Management Agreement, (c) the closing fee referred to in Section 2 of the Management Agreement, and (d) reasonable expenses and documented expenses incurred in connection with providing services under the Management Agreement, all due and payable on a non-accelerated basis in accordance with the terms of the Management Agreement as in effect on the date hereof, but only if (a) true, correct and complete copies of the Management Agreement have been delivered to Senior Secured Parties, and (b) such payments are made as permitted herein or as otherwise approved in writing by Agents (which approval may be given or withheld in each Agent’s sole and absolute discretion).

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Senior Loan” shall mean all obligations, liabilities and indebtedness of every nature of the Loan Parties from time to time owed to Agent and Lenders under the Loan Documents or otherwise, whether now existing or hereafter created, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code, together with (a) any amendments, modifications, renewals or extensions thereof, and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

“Senior Loan Default” shall mean any “Event of Default”, as defined in the Credit Agreement.

“Senior Loan Documents” shall mean the promissory notes or other instruments evidencing the Senior Loan or the obligation to pay the Senior Loan, any guaranty with respect to the Senior Loan, any security agreement or other collateral document securing the Senior Loan (including, without limitation, the Credit Agreement) and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Senior Loan (including, without limitation, the “Loan Documents”, as defined in the Credit Agreement).

“Subordinated Debt” shall mean all obligations, liabilities and indebtedness of every nature of any Loan Party from time to time owed to Subordinated Creditor, whether now existing or hereafter created, including, without limitation, the principal amount of all debts, claims (including, without limitation, indemnification rights arising in Subordinated Creditor’s capacity as a shareholder, officer, director, member and/or partner of Borrower and any right of Subordinated Creditor to a return of any capital contributed to Borrower) and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with any amendments, modifications, renewals or extensions thereof, including but not limited to the obligations of Borrower pursuant to the Management Agreement.

“Subordinated Debt Documents” shall mean the Management Agreement, and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.

“Termination Date” shall mean the date upon which the Senior Loan has been indefeasibly paid in full in cash and all lending commitments of Agent and Lenders under the Senior Loan Documents have been terminated as evidenced in writing by Agent.

2.             Subordination.

2.1.         Subordination of Subordinated Debt to Senior Loan.  Each Loan Party covenants and agrees, and Subordinated Creditor likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt, and Subordinated Creditor’s right to receive and accept such payment, shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all of the Senior Loan at all times prior to the Termination Date.  Each holder of the Senior Loan, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired the Senior Loan in reliance upon the provisions contained in this Agreement.

2.2.         Subordinated Debt Payment Restrictions.  Notwithstanding the provisions of subsection 2.1 hereinabove, Permitted Subordinated Debt Payments may be made by the Loan Parties or accepted by Subordinated Creditor, but only if, at the time of such payment, no Senior Loan Default exists or would be created by reason of such payment.

2.3.         Subordinated Debt Standstill Provisions.  Until the Termination Date, Subordinated Creditor shall not, without the prior written consent of Agent, take any Enforcement Action with respect to the Subordinated Debt.

2.4.         Incorrect Payments.  If any Distribution on account of the Subordinated Debt not permitted to be made by a Loan Party or accepted by Subordinated Creditor under this Agreement is made and received by Subordinated Creditor, such Distribution shall not be commingled with any of the assets of Subordinated Creditor, shall be held in trust by Subordinated Creditor for the benefit of Agent and the Lenders and shall be promptly paid over to Agent for application in accordance with the Senior Loan Documents to the payment of the Loan then remaining unpaid until the Termination Date.

2.5.         Agreement Not to Take Liens and Security Interests; Agreement Not to Contest; Agreement to Release Liens.  Until the Senior Loan has been indefeasibly paid in full in cash and all lending commitments under the Senior Loan Documents have terminated, Subordinated Creditor shall not take any Liens or security interests in any Collateral, nor shall Subordinated Creditor accept any security for the Subordinated Debt at any time. If, notwithstanding the terms of this Agreement, Subordinated Creditor shall at any time obtain any Lien or security interest in any Collateral, upon the request of any Senior Secured Party Subordinated Creditor shall (or shall cause its agent) to release, on a prompt basis, any Liens and security interests which it may have in such Collateral.  Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the

Senior Debt Documents, or the liens and security interests of Senior Agent in the Collateral securing the Senior Debt.  In furtherance of the foregoing, Subordinated Creditor hereby irrevocably appoints Agent, until the Termination Date, its attorney-in-fact with full authority in the place and stead of Subordinated Creditor and in the name of Subordinated Creditor or otherwise to execute and deliver any document or instrument that Subordinated Creditor may be required to deliver pursuant to this subsection 2.5 if Subordinated Creditor fails to so execute and deliver the same within ten (10) days after request by any of the Senior Secured Parties.

2.6.         Application of Proceeds from Sale or other Disposition of the Collateral.  In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Loan Documents or as otherwise consented to by Agent until the Termination Date.

2.7.         Reserved.

2.8.         Reserved.

2.9.         Liquidation, Dissolution, Bankruptcy.  In the event of any Proceeding involving any Loan Party:

(a)           Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be held in trust for the benefit of Agent and the Lenders and paid over, or delivered directly, to Agent for application in accordance with the Senior Loan Documents to the payment of the Senior Loan then remaining unpaid until the Termination Date of the Senior Loan.  Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Agent. Subordinated Creditor also irrevocably authorizes and empowers Agent, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

(b)           Subordinated Creditor agrees that Senior Secured Parties may consent to the use of cash collateral or provide financing to any Loan Party on such terms and conditions and in such amounts as Senior Secured Parties, in their sole discretion, may decide and, in connection therewith, any Loan Party may grant to Senior Secured Parties Liens and security interests upon all of the property of such Loan Party, which Liens and security interests (i) shall secure payment of the Senior Loan (whether such Senior Loan arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by Senior Secured Parties during the Proceeding, and (ii) shall be superior in priority to the Liens and security interests, if any, in favor of Subordinated Creditor on the property of such Loan Party. Subordinated Creditor agrees that it will not object to or oppose a sale or other disposition of any property securing all of any part of the Senior Loan free and clear of security interests, Liens or other claims of Subordinated Creditor under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if Senior Secured Parties have consented to such sale or disposition. Subordinated Creditor agrees not to assert any right it may have to “adequate protection” of Subordinated Creditor’s interest in any Collateral in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of Senior Secured Parties. Subordinated Creditor waives any claim it may now or hereafter have arising out of Senior Secured Parties’ election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by Borrower, as debtor in possession. Subordinated Creditor further agrees that it will not seek to participate or participate on any creditor’s committee without Senior Secured Parties’ prior written consent.

(c)           Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Senior Secured Parties in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Agent, until the Termination Date, as its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Creditor promptly to do so prior to thirty (30) days before the expiration of the time to file any such proof of claim, and (ii) vote such claim in any such Proceeding upon the failure of Subordinated Creditor to do so prior to fifteen (15) days before the expiration of the time to vote any such claim; provided, however, that Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim.  Subordinated Creditor hereby assigns to Senior Secured Parties or their nominee (and will, upon request of Senior Secured Parties, reconfirm in writing the assignment to Senior Secured Parties or their nominee of) all rights of Subordinated Creditor under such claims.

(d)           The Senior Loan shall continue to be treated as the Senior Loan and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Secured Parties and Subordinated Creditor even if all or part of the Senior Loan or the Liens or security interests securing the Senior Loan are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Loan is rescinded or must otherwise be returned by any holder of the Senior Loan or any representative of such holder.

3.             Modifications.

3.1.         Modifications to Senior Loan Documents.  Agent may at any time and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Loan, or amend, restate, supplement or otherwise modify in any manner any Senior Loan Document.

3.2.         Modifications to Subordinated Debt Documents.  At all times prior to the Termination Date, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, neither Subordinated Creditor nor any Loan Party shall, without the prior written consent of Agent, agree to any amendment, restatement, modification or supplement to the Subordinated Debt Documents that would (i) be materially adverse to any Senior Secured Party, (ii) cause or allow the indebtedness of the Loan Parties to Subordinated Creditor to be increased beyond the amount due and owing from time to time under the Subordinated Debt Documents as in effect on the date hereof or (iii) shorten the period or increase the frequency of timing of repayment of the Subordinated Debt from the period and timing set forth under the Subordinated Debt Documents as in effect on the date hereof.  Nothing herein, including the provisions of this Agreement pertaining to subordination of Liens on the Collateral, shall be construed to imply Agent’s consent to any Subordinated Debt Document which grants a Lien upon any of the Collateral.

4.             Waiver of Certain Rights by Subordinated Creditor.

4.1.         Marshaling.  Subordinated Creditor hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Agent to marshal any property of any Loan Party for the benefit of Subordinated Creditor.

4.2.         Rights Relating to Senior Secured Parties’ Actions with respect to the Collateral.  Subordinated Creditor hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Agent from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, Subordinated Creditor hereby agrees (a) that it has no right to direct or object to the manner in which Agent applies the proceeds of the Collateral resulting from the exercise by Agent of rights and remedies under the Senior Loan Documents to the Senior Loan to which Agent is a party, and (b)  that Agent has not assumed any obligation to act as the agent for Subordinated Creditor with respect to the Collateral.

4.3.         Rights Relating to Disclosures.  Subordinated Creditor hereby agrees that Senior Secured Parties have not assumed any obligation or duty to disclose information regarding any Loan Party or the Senior Loan to Subordinated Creditor, and no Senior Secured Party shall have a special or fiduciary relationship to Subordinated Creditor.  Subordinated Creditor hereby fully waives and releases each Senior Secured Party from any affirmative disclosures which may be required of such Senior Secured Party under applicable law.

5.             Construction.  The terms of this Agreement were negotiated among business persons sophisticated in the area of business finance, and accordingly, in construing the terms of this Agreement, no rule or law which would require that this instrument be construed against the party who drafted this instrument shall be given any force or effect.

6.             Modification.  Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent and Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

7.             Further Assurances.  Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

8.             Notices.  Any notice or other communication required or permitted under this Agreement shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by telecopier (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice under this Agreement:

If to Agent at:	General Electric Capital Corporation
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: General Counsel
Facsimile: (301) 664-9890

If to Borrower at:	Oncure Medical Corp.
188 Inverness Drive West, #650
Englewood, Colorado 80112
Attention: Chief Executive Officer
Facsimile: (303) 643-6500

If to Subordinated Creditor at:	Genstar Capital, LLC
4 Embarcadero Center, Suite 1900
San Francisco, California 94111
Attention: Robert Weltman, Managing Director
Facsimile:

If mailed, notice shall be deemed to be given five (5) days after being sent, and if sent by personal delivery, telecopier or prepaid courier, notice shall be deemed to be given when delivered.

9.             Successors and Assigns.  This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Senior Secured Parties, Subordinated Creditor and the Borrower. Senior Secured Parties may, from time to time, without notice to Subordinated Creditor, assign or transfer any or all of the Senior Loan or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Loan shall, subject to the terms hereof, be and remain the Senior Loan for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Loan or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Loan, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

10.          Relative Rights.  This Agreement shall define the relative rights of Senior Secured Parties and Subordinated Creditor. Nothing in this Agreement shall (a) impair, as between the Loan Parties and Senior Secured Parties, the obligation of any Loan Party with respect to the payment of the Senior Loan and the Subordinated Debt in accordance with their respective terms, or (b) affect the relative rights of Senior Secured Parties or Subordinated Creditor with respect to any other creditors of any Loan Party.

11.          Miscellaneous.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, but in making proof hereof, it shall only be necessary to produce one such counterpart containing signatures pages signed by each party. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to choice of law rules to the extent the application of the laws of another jurisdiction would be required thereby.

12.          Continuation of Subordination; Termination of Agreement.  This Agreement shall remain in full force and effect until Termination Date, after which this Agreement shall terminate without further action on the part of the parties hereto.

13.          CONSENT TO JURISDICTION.  EACH OF SUBORDINATED CREDITOR, HOLDINGS AND BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S ELECTION ON OR PRIOR TO THE LOAN TERMINATION DATE, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS.  EACH OF SUBORDINATED CREDITOR AND BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  EACH OF SUBORDINATED CREDITOR, HOLDINGS AND BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUBORDINATED CREDITOR, HOLDINGS AND BORROWER AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT, ALL DIRECTORS, OFFICERS,

EMPLOYEES AND AGENTS OF SUBORDINATED CREDITOR, HOLDINGS, BORROWER OR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF SUBORDINATED CREDITOR OR BORROWER OR HOLDINGS, AS APPLICABLE, FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE).  EACH OF SUBORDINATED CREDITOR, HOLDINGS AND BORROWER IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY ANY SENIOR SECURED PARTY, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE DISPUTE.

14.          WAIVER OF JURY TRIAL.  SUBORDINATED CREDITOR, HOLDINGS, BORROWER AND SENIOR SECURED PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR LOAN DOCUMENTS. EACH OF SUBORDINATED CREDITOR, HOLDINGS, BORROWER AND SENIOR SECURED PARTIES ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF SUBORDINATED CREDITOR, HOLDINGS, BORROWER AND SENIOR SECURED PARTIES WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

(SIGNATURES APPEAR ON FOLLOWING PAGES)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ADMINISTRATIVE AGENT:	GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation

	By:	/s/ Brent Shepherd
Brent Shepherd
Duly Authorized Signatory

SUBORDINATED CREDITOR:	GENSTAR CAPITAL, LLC, a Delaware limited liability company

	By:	/s/ Robert J. Weltman
	Name:	Robert J. Weltman
	Title:	Managing Director

BORROWER:	ONCURE MEDICAL CORP., a Delaware corporation
FOUNTAIN VALLEY & ANAHEIM RADIATION ONCOLOGY CENTERS, INC., a California corporation
FROG ONCURE SOUTHSIDE, L.L.C., a Florida limited liability company
JAXPET, LLC, a Florida limited liability company
JAXPET/POSITECH, L.L.C.,
a Florida limited liability company
MANATEE RADIATION ONCOLOGY, INC., a Florida corporation
MICA FLO II, INC., a Delaware corporation
MISSION VIEJO RADIATION ONCOLOGY MEDICAL GROUP, INC., a California corporation
POINTE WEST ONCOLOGY, LLC,
a Delaware limited liability company
RADIATION ONCOLOGY CENTER, LLC, a California limited liability company
U.S. CANCER CARE, INC.,
a Delaware corporation
USCC ACQUISITION CORP.,
a Delaware corporation
USCC FLORIDA ACQUISITION CORP., a Delaware corporation
USCC HEALTHCARE MANAGEMENT CORP., a California corporation

By	/s/ L. Duane Choate
L. Duane Choate
As President and Chief Executive Officer of each of the above entities and in such capacity, intending by this signature to legally bind each of the above entities

BORROWER:	SARASOTA RADIATION & MEDICAL ONCOLOGY CENTER, INC., a Florida corporation
VENICE ONCOLOGY CENTER, INC., a Florida corporation
ENGLEWOOD ONCOLOGY, INC., a Florida corporation
CHARLOTTE COMMUNITY RADIATION ONCOLOGY, INC., a Florida corporation
INTERHEALTH FACILITY TRANSPORT, INC., a Florida corporation
SARASOTA COUNTY ONCOLOGY, INC., a Florida corporation
COASTAL ONCOLOGY, INC., a California corporation
SANTA CRUZ RADIATION ONCOLOGY MANAGEMENT CORP., a California corporation

By	/s/ L. Duane Choate
L. Duane Choate
As President and Chief Executive Officer of each of the above entities and in such capacity, intending by this signature to legally bind each of the above entities

HOLDINGS:	ONCURE HOLDINGS, INC., a Delaware corporation

	By	/s/ L. Duane Choate
L. Duane Choate
President and Chief Executive Officer

EXHIBIT A — LIST OF BORROWERS

1.                                      Oncure Medical Corp., a Delaware corporation

2.                                      Fountain Valley & Anaheim Radiation Oncology Centers, Inc., a California corporation

3.                                      FROG Oncure Southside, L.L.C., a Florida limited liability company

4.                                      JAXPET, LLC, a Florida limited liability company

5.                                      JAXPET/Positech, L.L.C., a Florida limited liability company

6.                                      Manatee Radiation Oncology, Inc., a Florida corporation

7.                                      Mica Flo II, Inc., a Delaware corporation

8.                                      Mission Viejo Radiation Oncology Medical Group, Inc., a California corporation

9.                                      Pointe West Oncology, LLC, a Delaware limited liability company

10.                               Radiation Oncology Center, LLC, a California limited liability company

11.                               U.S. Cancer Care, Inc., a Delaware Corporation

12.                               USCC Acquisition Corp., a Delaware corporation

13.                               USCC Florida Acquisition Corp., a Delaware corporation

14.                               USCC Healthcare Management Corp., a California corporation

15.                               Sarasota Radiation & Medical Oncology Center, Inc., a Florida corporation

16.                               Venice Oncology Center, Inc., a Delaware corporation

17.                               Englewood Oncology, Inc., a Florida corporation

18.                               Charlotte Community Radiation Oncology, Inc., a Florida corporation

19.                               Interhealth Facility Transport, Inc., a Florida corporation

20.                               Sarasota County Oncology, Inc., a Florida corporation

21.                               Coastal Oncology, Inc., a California corporation

22.                               Santa Cruz Radiation Oncology Management Corp., a California corporation